UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 28, 2017)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended Credit Agreement with Citibank, N.A.

As previously disclosed, on June 27, 2014, Business Development Corporation of America (the “Company”), through a wholly-owned, special purpose financing subsidiary, BDCA-CB Funding, LLC (“CB Funding”), entered into a credit agreement (the “Original Credit Agreement”) with Citibank, N.A., as administrative agent, and U.S. Bank National Association, as collateral agent, account bank and collateral custodian. On November 28, 2017, the Company and CB Funding entered into an amendment to the Original Credit Agreement (the “Amendment”). The Amendment, among other things, (i) reduced the interest rate charged during investment period by 10 basis points to three month LIBOR, with no LIBOR floor, plus a spread of 1.60% per annum, (ii) extended the investment period to May 31, 2019 and (iii) extended the maturity date to May 28, 2020.

The terms of the Original Credit Agreement are set forth in the Company’s Current Report on Form 8-K filed on July 2, 2014, and the Original Credit Agreement and certain of its accompanying documents were filed as exhibits thereto. The description of the Amendment in this Current Report on Form 8-K is only a summary of the material terms of the Amendment and is qualified in its entirety by the terms of the Amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Credit and Security Agreement, dated as of November 28, 2017, among BDCA-CB Funding, LLC, as borrower, the Lenders party thereto, Citibank, N.A., as administrative agent, and Business Development Corporation of America, as collateral manager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: November 29, 2017	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne Title: Chief Executive Officer, President and Chairman of the Board of Directors